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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Newpark Resources, Inc. on Form S-3 of our report dated May 14, 1997, appearing in Amendment No. 1 to the Annual Report on Form 10-K/A of Newpark Resources, Inc. for the year ended December 31, 1996.


/s/ Deloitte & Touche LLP

New Orleans, Louisiana
November 18, 1997